Exhibit 4.2

This SERIES SUPPLEMENT, dated as of June 20, 2023 (this “Supplement”), is by and among Atmos Energy Kansas Securitization I, LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“Bank”), not in its individual capacity, but solely in its capacity as indenture trustee (the “Indenture Trustee”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as securities intermediary (the “Securities Intermediary”), for the benefit of the Holders under the Indenture dated as of June 20, 2023 (the “Indenture”), by and among the Issuer, the Indenture Trustee and the Securities Intermediary.

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of the Securitized Utility Tariff Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of a Series of the Securitized Utility Tariff Bonds with an initial aggregate principal amount of $95,000,000 to be known as Series 2023-A Senior Secured Securitized Utility Tariff Bonds (the “Series 2023-A Securitized Utility Tariff Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series 2023-A Securitized Utility Tariff Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Series 2023-A Securitized Utility Tariff Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Holders of the Series 2023-A Securitized Utility Tariff Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Securitized Utility Tariff Property created under and pursuant to the Financing Order and the Securitization Act, and transferred by the Seller to the Issuer on the date hereof pursuant to the Sale Agreement (including, to the fullest extent permitted by applicable law, the right to impose, bill, charge, collect and receive the Securitized Utility Tariff Charges, the right to obtain periodic adjustments to the Securitized Utility Tariff Charges, and all revenue, collections, claims, rights to payments, payments, money and proceeds arising out of the rights and interests created under the Financing Order), (b) all Securitized Utility Tariff Charges related to the Securitized Utility Tariff Property, (c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the Securitized Utility Tariff Property and the Series 2023-A Securitized Utility Tariff Bonds, (d) the Servicing Agreement, the Administration Agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection therewith, to the extent related to the

Securitized Utility Tariff Property and the Series 2023-A Securitized Utility Tariff Bonds, (e) the Collection Account for the Series 2023-A Securitized Utility Tariff Bonds, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time or purchased with funds from the collection account and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain periodic adjustments to the Securitized Utility Tariff Charges in accordance with the Securitization Act and the Financing Order, (g) all of the other property of the Issuer, other than any cash released to the Issuer by the Indenture Trustee semi-annually from earnings on the Capital Subaccount, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Securitized Utility Tariff Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (i) all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing, and (j) all payments on or under, and all proceeds in respect of, any or all of the foregoing (the “Trust Estate”), it being understood that the following do not constitute any part of the Trust Estate: (x) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding Series 2023-A Securitized Utility Tariff Bonds, cash that has been released pursuant to Section 8.02(e)(xii) of the Indenture, (y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Series 2023-A Securitized Utility Tariff Bonds (together with any interest earnings thereon) or (z) proceeds from the sale of the Series 2023-A Securitized Utility Tariff Bonds required to pay (i) the purchase price for the Securitized Utility Tariff Property and paid pursuant to the Sale Agreement or (ii) upfront Financing Costs, it being understood that such amounts described in clause (x) and clause (y) above shall not be subject to Section 3.17 of the Indenture. This Supplement covers the foregoing described portion of the Securitized Utility Tariff Property described in the Financing Order.

The foregoing Grant is made in trust to secure the Secured Obligations equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Series 2023-A Securitized Utility Tariff Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture. The Indenture and this Supplement constitute a security agreement within the meaning of the Securitization Act and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Holders, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation. The Series 2023-A Securitized Utility Tariff Bonds shall be designated generally as the 2023-A Senior Secured Securitized Utility Tariff Bonds.

SECTION 2. Initial Principal Amount; Bond Interest Rate; Scheduled Final Payment Date; Final Maturity Date; Required Capital Amount. The Series 2023-A Securitized Utility Tariff Bonds shall have the initial principal amount, bear interest at the rates per annum (the “Bond Interest Rate”) and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Weighted Average Life	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
5.47	$95,000,000	5.155%	March 1, 2033	March 1, 2035

The Bond Interest Rate shall be computed by the Issuer on the basis of a 360-day year of twelve 30-day months.

The “Required Capital Amount” for the Series 2023-A Securitized Utility Tariff Bonds shall be equal to 0.50% of the initial principal amount thereof.

SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Book-Entry Securitized Utility Tariff Bonds.

(a) Authentication Date. The Series 2023-A Securitized Utility Tariff Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on June 20, 2023 (the “Closing Date”) shall have as their date of authentication June 20, 2023.

(b) Payment Dates. The “Payment Dates” for the Series 2023-A Securitized Utility Tariff Bonds are March 1 and September 1 of each year or, if any such date is not a Business Day, the next Business Day, commencing on March 1, 2024 (the “Initial Payment Date”) and continuing until the earlier of repayment of the Series 2023-A Securitized Utility Tariff Bonds in full and the Final Maturity Date.

(c) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal to the holders of the Series 2023-A Securitized Utility Tariff Bonds, until the Outstanding Amount of the Series 2023-A Securitized Utility Tariff Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Series 2023-A Securitized Utility Tariff Bonds to the amount specified in the Expected Amortization Schedule that is attached as Schedule A hereto for such Payment Date.

(d) Periodic Interest. “Periodic Interest” will be payable on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the Series 2023-A Securitized Utility Tariff Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Series 2023-A Securitized Utility Tariff Bonds on such preceding Payment Date; provided, however, that, with respect to the Initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e) Book-Entry Securitized Utility Tariff Bonds. The Series 2023-A Securitized Utility Tariff Bonds shall be Book-Entry Securitized Utility Tariff Bonds, and the applicable provisions of Section 2.11 of the Indenture shall apply to the Series 2023-A Securitized Utility Tariff Bonds.

SECTION 4. Authorized Denominations. The Series 2023-A Securitized Utility Tariff Bonds shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for one bond, which may be a smaller denomination (the “Authorized Denominations”).

SECTION 5. Delivery and Payment for the Series 2023-A Securitized Utility Tariff Bonds; Form of the Series 2023-A_ Securitized Utility Tariff Bonds. The Indenture Trustee shall deliver the Series 2023-A Securitized Utility Tariff Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series 2023-A Securitized Utility Tariff Bonds shall be in the form of Exhibit A hereto.

SECTION 6. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument. This Supplement amends, modifies and supplements the Indenture only insofar as it relates to the Series 2023-A Securitized Utility Tariff Bonds.

SECTION 7. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law and Sections 9-301 through 9-306 of the NY UCC), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, that, except as set forth in Section 8.02(b) of the Indenture, the creation, attachment and perfection of any Liens created under the Indenture in the Securitized Utility Tariff Property or the other assets of the Trust Estate, and all rights and remedies of the Indenture Trustee and the Holders with respect to the Securitized Utility Tariff Property, shall be governed by the laws of the State of Kansas.

SECTION 9. Issuer Obligation. No recourse may be taken directly or indirectly by the Holders with respect to the obligations of the Issuer on the Series 2023-A Securitized Utility Tariff Bonds, under the Indenture or this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a beneficial interest in the Issuer (including Atmos Energy) or (b) any shareholder, partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including Atmos Energy) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a Series 2023-A Securitized Utility Tariff Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series 2023-A Securitized Utility Tariff Bonds.

SECTION 10. Indenture Trustee Disclaimer. The Indenture Trustee is not responsible for the validity or sufficiency of this Supplement or for the recitals contained herein.

SECTION 11. Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial. Each of the Issuer and the Indenture Trustee and each Holder (by its acceptance of the Series 2023-A Securitized Utility Tariff Bonds) hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplement and the Series 2023-A Securitized Utility Tariff Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer, the Indenture Trustee and each Holder (by its acceptance of the Series 2023-A Securitized Utility Tariff Bonds) irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Intermediary have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Atmos Energy Kansas Securitization I, LLC,
as Issuer

By:	/s/ Daniel M. Meziere
Name: Daniel M. Meziere
Title: Vice President and Treasurer

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Securities Intermediary

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

Signature Page to Series Supplement

SCHEDULE A

TO SERIES SUPPLEMENT

EXPECTED SINKING FUND SCHEDULE

Payment Date	Tranche A Amount
March 1, 2024	$5,972,602.10
September 1, 2024	$3,949,385.98
March 1, 2025	$4,051,181.40
September 1, 2025	$4,155,600.60
March 1, 2026	$4,262,711.21
September 1, 2026	$4,372,582.59
March 1, 2027	$4,485,285.91
September 1, 2027	$4,600,894.15
March 1, 2028	$4,719,482.19
September 1, 2028	$4,841,126.85
March 1, 2029	$4,965,906.90
September 1, 2029	$5,093,903.14
March 1, 2030	$5,225,198.50
September 1, 2030	$5,359,877.99
March 1, 2031	$5,498,028.84
September 1, 2031	$5,639,740.54
March 1, 2032	$5,785,104.85
September 1, 2032	$5,934,215.93
March 1, 2033	$6,087,170.33

Total Payments	$95,000,000.00

Schedule A-1

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

Payment Date	Tranche A Amount
Initial Principal Amount	$95,000,000.00
March 1, 2024	$89,027,397.90
September 1, 2024	$85,078,011.92
March 1, 2025	$81,026,830.52
September 1, 2025	$76,871,229.92
March 1, 2026	$72,608,518.71
September 1, 2026	$68,235,936.12
March 1, 2027	$63,750,650.21
September 1, 2027	$59,149,756.06
March 1, 2028	$54,430,273.87
September 1, 2028	$49,589,147.02
March 1, 2029	$44,623,240.12
September 1, 2029	$39,529,336.98
March 1, 2030	$34,304,138.48
September 1, 2030	$28,944,260.49
March 1, 2031	$23,446,231.65
September 1, 2031	$17,806,491.11
March 1, 2032	$12,021,386.26
September 1, 2032	$6,087,170.33
March 1, 2033	$0.00

Schedule A-2

EXHIBIT A

TO SERIES SUPPLEMENT

FORM OF SERIES 2023-A SENIOR SECURED SECURITIZED UTILITY TARIFF BONDS

See attached.

Exhibit A-1

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. {_____}	$95,000,000
CUSIP No.: 04956G AA8

THE PRINCIPAL OF THIS SERIES 2023-A SENIOR SECURED SECURITIZED UTILITY TARIFF BOND, (THIS “SECURITIZED UTILITY TARIFF BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SECURITIZED UTILITY TARIFF BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THE HOLDER OF THIS SECURITIZED UTILITY TARIFF BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE TRUST ESTATE, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS SECURITIZED UTILITY TARIFF BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS SECURITIZED UTILITY TARIFF BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THIS SECURITIZED UTILITY TARIFF BOND, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH

Exhibit A-2

HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF KANSAS IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS SECURITIZED UTILITY TARIFF BOND

ATMOS ENERGY KANSAS SECURITIZATION I, LLC

SERIES 2023-A SENIOR SECURED SECURITIZED UTILITY TARIFF BONDS

BOND INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	SCHEDULED FINAL PAYMENT DATE	FINAL MATURITY DATE
5.155%	$95,000,000	March 1, 2033	March 1, 2035

Atmos Energy Kansas Securitization I, LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the “Original Principal Amount” shown above in semi-annual installments on the Payment Dates and in the amounts specified below or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided below and ending on or before the Final Maturity Date shown above and to pay interest, at the Bond Interest Rate shown above, on each March 1 and September 1 or, if any such day is not a Business Day, the next Business Day, commencing on March 1, 2024 and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each, a “Payment Date”), on the principal amount of this Securitized Utility Tariff Bond. Interest on this Securitized Utility Tariff Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of a 360 day year of twelve 30 day months. Such principal of and interest on this Securitized Utility Tariff Bond shall be paid in the manner specified below.

The principal of and interest on this Securitized Utility Tariff Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Securitized Utility Tariff Bond shall be applied first to interest due and payable on this Securitized Utility Tariff Bond as provided above and then to the unpaid principal of and premium, if any, on this Securitized Utility Tariff Bond, all in the manner set forth in the Indenture.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual, electronic or facsimile signature, this Securitized Utility Tariff Bond shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

Exhibit A-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, electronically or in facsimile, by its Responsible Officer.

Date: {__________}, 20{__}	Atmos Energy Kansas Securitization I, LLC,
as Issuer

By:
Name:
Title:

Exhibit A-4

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

Dated: {__________}, 20{__}

This is one of the Series 2023-A Senior Secured Securitized Utility Tariff Bonds, designated above and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

Exhibit A-5

This Securitized Utility Tariff Bond, is one of a duly authorized issue of Series 2023-A Senior Secured Securitized Utility Tariff Bonds of the Issuer (herein called the “Securitized Utility Tariff Bonds”). The Securitized Utility Tariff Bonds have been issued under that certain Indenture dated as of June 20, 2023 (as supplemented by the Series Supplement (as defined below), the “Indenture”), by and among the Issuer, U.S. Bank Trust Company, National Association, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture), and U.S. Bank National Association, in its capacity as securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Securitized Utility Tariff Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of June 20, 2023 between the Issuer and the Indenture Trustee. All terms used in this Securitized Utility Tariff Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

All of the Securitized Utility Tariff Bonds are equally and ratably secured by the Trust Estate pledged as security therefor as provided in the Indenture.

The principal of this Securitized Utility Tariff Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account for the Securitized Utility Tariff Bonds are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule that is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders representing a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds have declared the Securitized Utility Tariff Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Securitized Utility Tariff Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Securitized Utility Tariff Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Securitized Utility Tariff Bonds representing a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds have declared the Securitized Utility Tariff Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Securitized Utility Tariff Bonds shall be made pro rata to the Holders of the Securitized Utility Tariff Bonds entitled thereto based on the respective principal amounts of the Securitized Utility Tariff Bonds held by them.

Exhibit A-7

Payments of interest on this Securitized Utility Tariff Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Securitized Utility Tariff Bond (or one or more Predecessor Securitized Utility Tariff Bonds) on the Securitized Utility Tariff Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (a) upon application to the Indenture Trustee by any Holder owning a Global Securitized Utility Tariff Bond evidencing this Securitized Utility Tariff Bond not later than the applicable Record Date, payment will be made by wire transfer to an account maintained by such Holder, and (b) if this Securitized Utility Tariff Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Securitized Utility Tariff Bond evidencing this Securitized Utility Tariff Bond unless and until such Global Securitized Utility Tariff Bond is exchanged for Definitive Securitized Utility Tariff Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Securitized Utility Tariff Bond on a Payment Date, which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Securitized Utility Tariff Bond Register as of the applicable Record Date without requiring that this Securitized Utility Tariff Bond be submitted for notation of payment. Any reduction in the principal amount of this Securitized Utility Tariff Bond (or any one or more Predecessor Securitized Utility Tariff Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Securitized Utility Tariff Bond and of any Securitized Utility Tariff Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then-remaining unpaid principal amount of this Securitized Utility Tariff Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice sent no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Securitized Utility Tariff Bond and shall specify the place where this Securitized Utility Tariff Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

This Securitized Utility Tariff Bond is a “securitized utility tariff bond” as such term is defined in the Securitization Act. Principal and interest on this Securitized Utility Tariff Bond are payable from and secured primarily by the Securitized Utility Tariff Property authorized by the Financing Order.

The Securitization Act provides that the State of Kansas and its agencies, including the Kansas Commission, “hereby pledge and agree with bondholders, the owners of securitized utility tariff property and other financing parties that the state and its agencies shall not take any action listed in this section.1 This subsection does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the public utility. The prohibited actions are as follows:

[1]	K.S.A. § 66-1,252

Exhibit A-8

(1)

Altering the provisions of this section that authorize the commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property and to make the securitized utility tariff charges imposed by a financing order irrevocable, binding or nonbypassable charges for all existing and future retail customers within the service area of the public utility;

(2)

taking or permitting any action that impairs or would impair the value of securitized utility tariff property or the security for the security utility tariff bonds or revises the securitized utility tariff costs for which recovery is authorized;

(3)	impairing the rights and remedies of the bondholders, assignees and other financing parties in any way; or

(4)

except for changes made pursuant to the adjustment mechanism authorized under this section, reducing, altering or impairing securitized utility tariff charges that are to be imposed, billed, charged, collected and remitted for the benefit of the bondholders, any assignee and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related securitized utility tariff bonds have been paid and performed in full.”

In addition, the Financing Order provides that “the Kansas Commission affirms the pledge of the State of Kansas set forth in K.S.A. § 66-1,252 and shall not take or permit any of the following actions that would impair the value of the Securitized Utility Tariff Property authorized by the Financing Order, unless otherwise permitted by the Securitization Act:

•

Alter the statute that authorizes the Commission to create an irrevocable contract right or chose in action by the issuance of a Financing Order, to create securitized utility tariff property and to make the Securitized Utility Tariff Charges imposed by a Financing Order irrevocable, binding or nonbypassable charges for all existing and future sales customers within the service area of the public utility;

•

Take any action that would impair the value of Securitized Utility Tariff Property or the security for the Securitized Utility Tariff Bonds, or revises the Securitized Utility Tariff Costs for which recovery is authorized;

•	impair the rights and remedies of the bondholders, assignees and other financing parties in any way; or,

•

Except for changes made pursuant to the Adjustment Mechanism expressly allowed by law, reduce, alter, or impair the Securitized Utility Tariff Charges to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties, until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related Securitized Utility Tariff Bonds have been paid and performed in full.”

Exhibit A-9

The Issuer acknowledges that the purchase of this Securitized Utility Tariff Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledges by the State of Kansas and the Kansas Commission.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Securitized Utility Tariff Bond may be registered on the Securitized Utility Tariff Bond Register upon surrender of this Securitized Utility Tariff Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by, (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Securitized Utility Tariff Bonds of Authorized Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Securitized Utility Tariff Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or Section 2.06 of the Indenture not involving any transfer.

Each Holder, by acceptance of a Securitized Utility Tariff Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Securitized Utility Tariff Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) any owner of a membership interest in the Issuer (including Atmos Energy) or (b) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including Atmos Energy) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Securitized Utility Tariff Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securitized Utility Tariff Bonds.

Prior to the due presentment for registration of transfer of this Securitized Utility Tariff Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Securitized Utility Tariff Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Securitized Utility Tariff Bond and for all other purposes whatsoever, whether or not this Securitized Utility Tariff Bond be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

Exhibit A-10

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer with the consent of the Holders representing a majority of the Outstanding Amount of all Securitized Utility Tariff Bonds at the time outstanding to be affected and upon the satisfaction of the Rating Agency Condition and the Kansas Commission Condition. The Indenture also contains provisions permitting the Holders representing specified percentages of the Outstanding Amount of the Securitized Utility Tariff Bonds, on behalf of the Holders of all the Securitized Utility Tariff Bonds, with the satisfaction of the Kansas Commission Condition, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Securitized Utility Tariff Bond (or any one of more Predecessor Securitized Utility Tariff Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Securitized Utility Tariff Bond and of any Securitized Utility Tariff Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Securitized Utility Tariff Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders issued thereunder, but with the satisfaction of the Kansas Commission Condition.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on a Securitized Utility Tariff Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Securitized Utility Tariff Bond.

The term “Issuer” as used in this Securitized Utility Tariff Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders under the Indenture.

The Securitized Utility Tariff Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

This Securitized Utility Tariff Bond, the Indenture and the Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law and Sections 9-301 through 9-306 of the NY UCC), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws; provided, that the creation, attachment and perfection of any Liens created under the Indenture in the Securitized Utility Tariff Property or the other assets of the Trust Estate, and all rights and remedies of the Indenture Trustee and the Holders with respect to the Securitized Utility Tariff Property, shall be governed by the laws of the State of Kansas.

Exhibit A-11

Each Holder (by its acceptance of this Securitized Utility Tariff Bond) hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Securitized Utility Tariff Bond and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each Holder (by its acceptance of this Securitized Utility Tariff Bond) irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

No reference herein to the Indenture and no provision of this Securitized Utility Tariff Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Securitized Utility Tariff Bond at the times, place and rate and in the coin or currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Securitized Utility Tariff Bond, by acquiring any Securitized Utility Tariff Bond or interest therein, (a) express their intention that, solely for the purpose of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Securitized Utility Tariff Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Trust Estate and (b) solely for purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Securitized Utility Tariff Bonds are outstanding, agree to treat the Securitized Utility Tariff Bonds as indebtedness of the sole owner of the Issuer secured by the Trust Estate unless otherwise required by appropriate taxing authorities.

Exhibit A-12

ABBREVIATIONS

The following abbreviations, when used above on this Securitized Utility Tariff Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common

TEN ENT	as tenants by the entireties

JT TEN	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian) (minor)
Under Uniform Gifts to Minor Act (____________________) (State)

Additional abbreviations may also be used though not in the above list.

Exhibit A-13

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ____________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Securitized Utility Tariff Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Securitized Utility Tariff Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________
Signature Guaranteed:

The signature to this assignment must correspond with the name of the registered owner as it appears on the Securitized Utility Tariff Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee.

Exhibit A-14